Report of Independent
Registered Public
Accounting Firm

To the Shareholders
and Board of Directors
of
Federated Investment
Series Funds Inc

In planning and
performing our
audit of the
financial statements
 of Federated Bond
Fund one of the
portfolios
constituting
Federated Investment
Series Funds Inc
the Fund as of
and for the year ended
November 30
2006 in accordance
with the standards
of the Public Company
Accounting Oversight
Board
United States
we considered its
internal control over
financial reporting
including control
activities for
safeguarding securities
 as a basis for designing
 our auditing procedures
for the purpose of expressing
 our
opinion on the financial
statements and to comply
with the requirements of
Form NSAR but not for the
purpose of expressing an
opinion on the effectiveness
 of the Funds internal control
over financial
reporting  Accordingly
we express no such opinion

The management of the Fund is
responsible for establishing
and maintaining effective
internal control over
financial reporting
In fulfilling this
responsibility
estimates and judgments
by management are required
to assess the expected
benefits
and related costs of
controls
A companys internal
control over
financial
reporting is a process
designed
to provide reasonable
assurance
regarding the reliability
of
financial
reporting and the preparation
 of
financial statements for
external
purposes in accordance
with
generally
accepted accounting
principles
Such internal control
includes
policies and procedures
that
provide
reasonable assurance
regarding
 prevention or timely
detection
of unauthorized acquisition
use
or
disposition of a companys
 assets
that could have a material
effect
on the financial statements

Because of its inherent
limitations
internal control over
financial
reporting may not
prevent or detect
misstatements Also
projections of any
evaluation of effectiveness
 to future periods
are subject to the risk
that controls may
become inadequate
because of changes
in conditions or
that the degree of
compliance
with the polices or
procedures may deteriorate

A control deficiency
exists when the design
 or operation of a
 control does not
allow management or
employees in the
normal course of
performing their
assigned functions
to prevent or detect
 misstatements
on a timely basis
A significant
deficiency is a
control deficiency
or combination of control
deficiencies
that adversely
affects the companys
 ability to initiate
authorize record
process or report
external financial
data reliably in
accordance with
generally accepted
accounting principles
such that there is more
than a
remote likelihood that
a misstatement of the
companys annual or
interim financial
statements that is
more
than inconsequential
will not be prevented
or detected  A material
weakness is a significant
deficiency or
combination of significant
deficiencies that results
in more than a remote
likelihood that a material
misstatement of the annual
or interim financial
statements
 will be not prevented
or detected

Our consideration of
the
 Funds internal control
 over financial reporting
was for the limited purpose
described in the first
paragraph and would not
necessarily disclose all
deficiencies in internal
control that
might be significant
deficiencies or material
weaknesses under standards
 established by the Public
Company Accounting
Oversight Board
United States
However we noted
no deficiencies in
the Funds
internal control
over financial
reporting and its
operation including
 controls for safeguarding
 securities
that we consider to
 be a material weakness
as defined above as of
November 30 2006





This report is intended
solely for the information
and use of management and
the Board of Directors of
 the
Fund and the Securities
and Exchange Commission
 and is not intended to
be and should not be used by
anyone other than these
specified parties




ERNST YOUNG LLP


Boston Massachusetts
January 12 2007